Exhibit 99.1



Immediate Release






 American Water Works to be Acquired by RWE in $4.6 Billion Cash Transaction;

       Compelling Combination of Companies to Produce Powerful New Force
                          in World Water Marketplace



Voorhees, NJ -- (September 17, 2001) - American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded water services company in the United States, and RWE AG, a leading international provider of electricity, gas, water and wastewater management services, today announced that they have entered into a definitive agreement under which RWE will purchase all the outstanding shares of American Water at a price of US$46 per share in cash.

         RWE's all-cash proposal represents a premium of 36.5% to the average closing price of American Water shares over the 30 trading days ended September 10, 2001, and a 29.5% premium above the all-time high closing price of $35.52. The proposed transaction has a total value of approximately US$7.6 billion, including the assumption of approximately US$3.0 billion in debt American Water had outstanding as of June 30, 2001.

         Upon completion of the transaction, American Water will be combined with the U.S. operations of Thames Water, RWE's London-based international water services business. American Water will manage the joint operations in North and South America. American Water's CEO, Jim Barr, will report directly to Bill Alexander, CEO of Thames Water.



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         The transaction is expected to take more than a year to complete, following approval by American Water's shareholders and appropriate state regulatory agencies. It is expected to have no effect on the Company's previously announced plans to acquire Azurix North America as well as the water and wastewater assets of Citizens Communications, or to sell its Salisbury, MA operations and divest its New England operations to Aquarion.

         Commenting on the transaction, Dr. Dietmar Kuhnt, President and Chief Executive Officer of RWE, stated: "We are extremely pleased to have reached this agreement with American Water Works, the largest and most geographically diversified water services company in the US. In addition to providing us with a top position in the U.S., the acquisition of American Water will further establish RWE as a global leader in the provision of water services. The development of RWE's world-class water business, in turn, will provide greater balance to our core utility portfolio and allow us to deliver enhanced growth and shareholder value."

         Bill Alexander, Chief Executive Officer of Thames Water, said, "American Water provides RWE and Thames Water with a highly respected management team and a strong platform for developing our water business in North, Central and South America, which are among the world's largest and fastest-growing markets. Together, we will strengthen our ability to serve the interests of our customers and employees. RWE and Thames, like American Water, are strongly committed to preserving the environment, participating in local activities, and otherwise adding value to the communities in which we operate."

         On behalf of the American Water Works Board of Directors, Chairman Marilyn Ware commented that, "our professional heritage and expertise are consistent with those of RWE and Thames Water. This transaction pairs us with strong international partners and positions us perfectly to continue the momentum we've created toward becoming the water resources manager of choice in the U.S."

         American Water Works President and Chief Executive Officer J. James Barr, who will lead the integrated water services operations for the Americas, described the transaction "a compelling combination of companies that will create a powerful new force in the world water market and deliver value for our customers, our shareholders, our associates, and the communities we serve.

Continued . . .


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Over the years, through multiple consolidations, we have been able to enhance our ability to address water resource issues throughout the U.S. Joining forces with Thames Water and RWE is the next logical step in a growth strategy based on the delivery of vital community services," Barr said.

         Commenting on the tragic events of September 11th, RWE's Dr. Kuhnt said, "The RWE family around the world mourns the loss of innocent life suffered in America last week. With more than 16,000 of our employees based in the United States, we share America's horror, grief and outrage. Rather than delay, we are making this announcement today because we believe it is more important than ever to show the world that we are investing in America. We believe in the courage and resiliency of its people and remain ever confident in its future."

         Merrill Lynch and Morgan Stanley served as financial advisors to RWE and Goldman Sachs & Co. served as financial advisor to American Water.


About RWE

RWE is a leading international multi-utility company. Its core businesses are electricity, natural gas, water, waste management and services. In financial year 2000/2001, the RWE Group's 172,000 employees worldwide generated sales of approximately US$57 billion. The Group has 12 major operating subsidiaries. More information on RWE can be found at www.RWE.com.


About Thames Water

With more than 14,000 employees in 44 countries, Thames Water provides water and wastewater services to approximately 43 million customers, ranking it as the third-largest water company worldwide. The London-based company has led all of the international water services activities of the RWE Group since November 2000. In the UK, the company is the leading supplier of water and wastewater services. Thames Water also delivers water services to customers through international operations in North and South America, Asia-Pacific, Eastern Europe and the Mediterranean. In the United States, Thames Water operates Westfield, NJ based water company E-Town Corporation, which supplies fresh water to approximately 1 million people in New Jersey. More information on Thames Water can be found at www.thames-water.com.



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About American Water Works

With annual revenues of $1.4 billion, American Water Works Company is the nation's largest publicly traded enterprise devoted exclusively to the water and wastewater business. Its 5,000 associates provide water, wastewater and other water resource management services to more than 10 million people in 1,300 communities throughout the U.S. More information can be found on the Web at www.amwater.com and a conference call with analysts about this annoucement will be available on that website at 2:00 p.m. (EDT) today.

Editors please note:  Summary fact sheet attached.



Investors and security holders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by American Water Works and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by American Water with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by American Water Works may also be obtained for free by directing a request to American Water at (856) 346-8200.

Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of American Water shareholders to approve the merger at the following address: American Water Works Company, Inc; 1025 Laurel Oak Road; P.O. Box 1770; Voorhees, NJ 08043.


Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; the ability to satisfy the conditions to closing set forth in the definitive agreement; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.



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      Fast    [American          [Thames           [RWE Logo]
      Facts   Water Works        Water Logo]
              Company Logo]

Headquarters  Voorhees, NJ       London, U.K.      Essen, Germany


        CEO  Jim Barr           Bill Alexander     Dietmar Kuhnt

 Businesses  Water, wastewater  Water, wastewater  Primarily energy and
             services           services, other    utilities (electricity, gas,
                                water-related      waste and recycling, water
                                products and       and wastewater services)
                                services

   Business  1,300 communities  United Kingdom,    Worldwide
   presence  in 23 states       Australia, Chile,
                                China, Indonesia,
                                Malaysia, Puerto
                                Rico, Thailand,
                                Turkey, Eastern
                                Europe, United
                                States

     Market  Nation's largest   World's 3rd        78th largest corporation
 leadership  publicly-traded    largest water      on "Fortune Global 500" list
   position  water services     services provider  (acquired Thames Water in
             company                                November 2000)

                                #1 supplier of      Germany's 5th largest
                                water and           industrial corporation
                                wastewater
                                services in the     Electricity supplier:
                                U.K. and Germany    #1 in Germany
                                                    #3 in Europe

                                                    Gas supplier:
                                                    #2 in Germany

                                                    Waste & recycling:
                                                    #1 in Germany
                                                    #3 in Europe

        Fast        [American         [Thames              [RWE Logo]
        Facts       Water Works       Water Logo]
                    Company Logo]

     People served  10 million        43 million            n/a

         Employees  5,000             17,000 (800 in U.S.)  172,000

        Market Cap  $3.5 billion      n/a                   $21 billion

          Revenues  $1.4 billion      n/a                   $44 billion (fiscal
                                                             year 2000)


        Net income  $157.4 million    n/a                   $1.1 billion

      Shareholders  43,577            n/a                   194,000

    Stock exchange  New York          n/a                   Germany,
                                                            Switzerland

     Common shares  99.6 million      n/a                   531 million

Key Business Goals  o Shareholder     o Expansion           o Shareholder value
                      value           o Customer service    o Customer service
                    o Customer        o Technological       o Expansion
                      service           superiority         o Technological
                    o Expansion                               superiority
                    o Technological
                      superiority

  Core commitments  o Customers       o Customers           o Customers
                    o Investors       o Investors           o Investors
                    o Associates      o Employees           o Employees
                    o Environment     o Environment         o Environment
                    o Community       o Community           o Community




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American Water Works Contacts:

Nancy A. Macenko
Vice President External Affairs
856-566-4026

James E. Harrison
Vice President Investor Relations
856-346-8207


RWE Contacts:

Dieter Schweer
Vice President, RWE Group Corporate Communications
+49 201 121 5120

Bill McAndrews, Senior Manager, RWE Press Relations
+49 201 121 5095
+49 177 551 5302 (mobile)


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